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                                                                  EXHIBIT 3.1(T)

                            ARTICLE OF INCORPORATION

                                       OF

                                S & J RANCH, INC.


KNOW ALL MEN THESE PRESENTS:

         That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California, and we do, hereby certify:

         FIRST: That the name of this corporation shall be:

                                S & J RANCH, INC.

         SECOND: That the purposes for which this corporation is formed are as follows:

         1. The primary business in which the corporation intends initially to engage is in general to engage in any and every kind of farming, truck and market gardening, operating orchards, groves and nurseries, dairying, raising livestock and fowl of all kinds, and of producing, processing, preserving and manufacturing and of selling producing, processing, preserving and manufacturing and of selling and otherwise dealing in and with all kind of farm, garden, orchard, grove, nursery, dairy, livestock and fowl products, produce and provisions of all kinds, and of carrying on all other business incident thereto or connected therewith.

         2. To take, purchase, contract for, lease as lessee and otherwise acquire, own, use, hold, manage, work, improve, equip, cultivate, develop, farm, subdivide, to invest, trade and deal in and with, sell, convey, exchange, lease, as lessor, mortgage, deed in trust and otherwise encumber and dispose of real estate, real property, improvements thereon and interest, estate or



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right therein, and to erect, construct, equip, rebuild, alter, repair, improve, operate and maintain buildings, structures and improvements of every kind, character and description thereon.

         3. To purchase, own, operate, maintain, manage, equip, improve, repair, alter, use, enjoy, invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease as lessee and otherwise acquire; to mortgage, deed in trust, pledge or otherwise encumber, and to sell, export, lease as lessor and otherwise dispose of, and to trade and deal in and with goods, wares, merchandise and personal property of every kind, nature and description, finished or unfinished.

         4. To enter into, make, amend, alter, perform, carry out, cancel and rescind contracts of every kind and character and in any amount with any person, entity, firm, syndicate, trust, partnership, association or corporation, public or private, or with any governmental, municipal or public authority, domestic or foreign, and to do and perform any and all acts connected therewith, or arising therefrom, or incidental thereto.

         5. To acquire by purchase, subscription or otherwise, and to receive, hold, own, sell, exchange, pledge, mortgage, hypothecate or otherwise dispose of and deal in and with all kinds of shares, stocks, bonds, mortgages, debentures, trust receipts, certificates of beneficial interest, royalties, notes and other securities, obligations, contracts, choses in action, and evidences of indebtedness of any person, entity, firm, syndicate, trust, partnership, association or corporation, public or private, or of any governmental, municipal or public authority, domestic or foreign; to receive, collect and dispose of interest, dividends and income and distribution upon, of and from any of the foregoing and any other property held or owed by the corporation; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such



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shares or other securities or obligations, including the right to execute consents and to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof, and to guarantee the same or become surety in respect thereto and to aid by loan, subsidy, guaranty or otherwise, those issuing, creating or responsible for the same, and to exercise any and all said powers, either on its own account or with or as agent or representative for other persons, firms, corporations or other organizations or entities; and in connection with or in furtherance of any of the business of the corporation, to guarantee or become surety on the obligations, securities or contracts of any other person, firm corporation or other organization or entity.

         6. To apply for, obtain, purchase, lease, take licenses and franchises in respect of or otherwise acquire and to hold, own, use, operate, enjoy, turn to account, grant licenses and franchises in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise hypothecate or dispose of: (a) Any and all inventions, discoveries, devises, processes and any improvements or modifications thereof; (b) any and all letters patent of the United States or of any other country, state, territory or government and all rights connected therewith or appertaining thereto; (c) any and all copyrights granted by the United States or any other country, state, territory or government; and (d) any and all trade marks, trade names, trade symbols and other indications of origin and ownership, whether or not granted by or recognized under the laws of the United States or of any other country, state, territory or government.

         7. To borrow money and to issue bonds, notes, debentures or obligations, secured or unsecured, of the corporation from time to time, for moneys borrowed or in payment for property purchased or otherwise, in connection with any operations of the corporation; to secure any of the same by mortgage or mortgages upon or by deed or deeds of trust or by pledge of any or all



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property, real and personal, of the corporation wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any or all such bonds, notes, debentures and obligations in such manner and upon such terms as may be deemed judicious by the Board of Directors.

         8. To lend money and negotiate loans and generally to carry on, conduct, promote, operate and undertake any business, undertaking, transaction or operation commonly carried on, conducted, promoted, operated or undertaken by capitalists, financiers, underwriters, securities brokers and agents, insurance brokers and agents, loan brokers and agents, contractors and builders, real estate brokers, agents, subdividers and promoters.

         9. To participate in syndicate of all kinds, and to make and carry out contracts of underwriting of the obligations or securities of any corporation, association, partnership, firm, trustee, syndicate, individual, government, state, municipality or other political or division or subdivision, domestic or foreign, or of any combination, organization or entity, domestic or foreign, and to act as manager of any underwriting or purchasing or selling syndicate.

         10. To act as financial, commercial or special or general agent, broker, factor, manager or representative, under power-of-attorney or otherwise, of individuals, partnerships, trustees, firms, associations, corporations, syndicates or other organizations or entities and as such to develop and extend their business and to aid in any of their lawful enterprises, insofar as a corporation organized under the laws of the State of California may lawfully do so.

         11. To engage in the business of receiving and holding in escrow money or its equivalent pending investment in real estate or securities for or on account of its principal and to act as trustee under deeds of trust given solely for the purpose of securing obligations for the payment of money other than corporation bonds.



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         12. To organize or cause to be organized under the laws of any state, district, territory, province, colony, or government, corporations or associations or other organizations or entities, for the purpose of accomplishing any or all of the purposes or objects for which this corporation is organized, and to dissolve, wind up and liquidate, reorganize, merge or consolidate any such corporations or associations, or other organizations or entities, or to cause the same to be dissolved, wound up, liquidated, reorganized, merged or consolidated.

         13. To acquire and pay for in cash, shares or bonds of the corporation or otherwise, the good will, rights, assets and property, and to underwrite or assume the whole or any part of the obligations or liabilities of any person, firm, association, corporation or other organization or entity; to hold or in any manner to dispose of or hypothecate the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management or disposition of such business.

         14. To enter into partnership (either general or limited or both) with any person, firm, association, corporation or other organization or entity whatsoever.

         15. To purchase, reacquire, hold, sell, transfer, pledge, hypothecate, and reissue the shares and other securities of the corporation as far as it may lawfully do so.

         16. To sell, lease, assign, transfer or convey the business, franchises, good will and real and personal property of the corporation as a whole or in parts thereof and to receive in exchange therefor shares, bonds, notes, debentures or other evidences of ownership or indebtedness issued by any person, firm, corporation, or other organization or entity, and upon dissolution or



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otherwise to distribute such securities, and any other which it may then own, among its shareholders as their interests may appear without the necessity of the liquidation thereof.

         17. To have one or more offices and agencies within and without the State of California, and to conduct its business in all or any of its branches in the manner permitted by law in all states, territories, dependencies, colonies and possessions of the United States and of any foreign countries, without restriction or limitation.

         18. To carry on any other lawful business whatsoever which the corporation may deem proper or convenient or capable of being carried on in connection with the foregoing or otherwise, or which may be calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred on corporations by the laws of the State of California, and to do any and all of the things hereinbefore set forth as principal or as agent to the same extent as natural persons might or could do and in any part of the world.

         The foregoing clause shall each be construed as purposes, objects and powers and the matters expressed in each clause shall, except as otherwise expressly provided, be in nowise limited by references to or inference from the terms of any other clause but shall be regarded as independent purposes, objects and powers; and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.



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         THIRD: That the principal office for the transaction of the business of the corporation is to be located in the County of Fresno, State of California.

         FOURTH: That this corporation shall be authorized to issue only one class of shares; that the total number of such shares which this corporation shall have authority to issue is Ten Thousand (10,000) shares; and that all such shares which this corporation shall have authority to issue are to be without par value.

         FIFTH: That the number of directors of the corporation shall be Three
(3) and that the names and addresses of the persons appointed to act as the first directors of the corporation are as follows:

NAME                                                                 ADDRESS
----                                                                 -------
Hans R. Sumpf                                                1000 Flintridge Avenue
                                                             Pasadena 3, California

Rodger B. Jensen                                             Route 13, Box 609-A
                                                             Fresno, California

Hans C. Sumpf                                                Route 1, Box 535
                                                             Fresno, California


         SIXTH: That no assessment shall be levied on the shares of the corporation, except for an amount which may be due the corporation on account of the selling price of such shares and any such amount may be collected by action or by sale or by forfeiture as is provided by law in ease of assessments upon fully paid shares and the corporation may likewise pursue any other remedy which it may have by law or by agreement with the subscriber.

         SEVENTH: That, except as otherwise herein specifically provided, the corporation reserves the right to amend, alter, change, repeal or supplement any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders herein are granted subject to this reservation.



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         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 15th day of December, 1952.


                                    /s/ Hans R. Sumpf
                                    --------------------------------------------
                                    Hans R. Sumpf


                                    /s/ Rodger B. Jensen
                                    --------------------------------------------
                                    Rodger B. Jensen


                                    /s/ Hans C. Sumpf
                                    --------------------------------------------
                                    Hans C. Sumpf


STATE OF CALIFORNIA                 )
                                    )ss.
COUNTY OF LOS ANGELES               )

         On this 15th day of December, 1952, before me, the undersigned, a Notary Public in and for said County and State, personally appeared HANS R. SUMPF, RODGER B. JENSEN and HANS C. SUMPF, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same.

         WITNESS my hand and official seal.


                                    /s/
                                    --------------------------------------------
(SEAL)                                     Notary Public in and for said
                                                County and State
                                    My Commission Expires:





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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                S & J RANCH. INC.
                            a California corporation

                                   ----------

         RODGER B. JENSEN and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of S & J Ranch, Inc., a California corporation.

         2. Article Eighth of the Articles of Incorporation of this corporation is added as follows:

         "EIGHTH: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 74.89. The numbers of shares voting in favor of the amendment equalled or exceed the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our knowledge.

         Dated as of the 13th day of December, 1989.


                                         /s/ Rodger B. Jensen
                                         ---------------------------------------
                                         Rodger B. Jensen



                                         /s/ Effie F. Anastassiou
                                         ---------------------------------------
                                         Effie F. Anastassiou



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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                S & J RANCH, INC.
                            a California corporation


David W. Perrigo and Janice M. Nicols certify that

         1. They are the Vice President--Taxes and Assistant Secretary, respectively, of S & J Ranch. Inc., a California corporation.

         2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

                  "FIRST: That the name of the Corporation shall be:

                               DOLE VISAGE, INC."

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 74.89. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own true knowledge

         Dated September 27, 2000.



                                       /s/ David W. Perrigo
                                       -----------------------------------------
                                       David W. Perrigo
                                       Its Vice President--Taxes



                                       /s/ Janice M. Nicols
                                       -----------------------------------------
                                       Janice M. Nicols
                                       Its Assistant Secretary